Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the heading “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-179380) and related Prospectus of Toll Brothers, Inc., Toll Brothers Finance Corp., and additional registrants named therein, for the exchange of 5.875% Senior Notes due 2022 issued by Toll Brothers Finance Corp. for any and all outstanding Toll Brothers Finance Corp. 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013, and to the incorporation by reference therein of our reports dated December 22, 2011, related to the consolidated financial statements of TMF Kent Partners, LLC and subsidiaries and the financial statements of KTL 303 LLC as of October 31, 2011 and for the year then ended, which appears in Toll Brothers, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2011, filed with the Securities and Exchange Commission on December 22, 2011.

/s/ WeiserMazars LLP

New York, New York
February 17, 2012